                                                                EXHIBIT 23(vii)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Bracknell Corporation:

We consent to the use of our report dated February 24, 2000 to the Board of Directors of Schmidt Electric Company, Inc., on the financial statements as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999, included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

/s/ KPMG
Orlando, Florida
November 9, 2000